Exhibit 10.1

EXECUTION VERSION
AMENDMENT NO. 2 TO CREDIT AGREEMENT
(DOLLAR LIBOR TRANSITION)

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (DOLLAR LIBOR TRANSITION) (this “Agreement”), dated as of August 31, 2022 (the “Amendment Effective Date”), is entered into among BORGWARNER INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, have entered into that certain Fourth Amended and Restated Credit Agreement dated as of March 13, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Dollars (the “Impacted Currency”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Impacted Currency should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. Notwithstanding any provision of the Credit Agreement, the other Loan Documents or any other document related thereto to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Impacted Currency. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currency and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currency.
3.    Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the other Loan Documents or any other document related thereto, the terms hereof shall control.
4.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as of the date hereof, as follows:
(a)the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate (A) any applicable Law or (B) the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (ii) violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (iii) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Liens permitted by Section 6.2 of the Credit Agreement); except with respect to any violation or default referred to in clause (i)(A) or (ii) above, to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect;
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(b)this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)the Credit Agreement and the other Loan Documents, after giving effect to this Agreement, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(d)the representations and warranties of the Borrower set forth in the Credit Agreement and contained in each of the other Loan Documents are true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality, Material Adverse Effect or similar language, in all respects (after giving effect to any qualification therein)) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality, Material Adverse Effect or similar language, in all respects (after giving effect to any qualification therein)) as of such earlier date, and except that (i) for purposes of this clause (d), the representations and warranties contained in Section 3.4(a) of the Credit Agreement shall be deemed to refer to the most recent annual and quarterly financial statements furnished pursuant to Sections 5.1(a) and (b) of the Credit Agreement, respectively, and (ii) the representations and warranties contained in Sections 3.4(b) and 3.6 shall not need to be true and correct and shall not be made as of the Amendment Effective Date; and
(e)no Default or Event of Default exists or is continuing immediately before (including under the Credit Agreement) or after the effectiveness of this Agreement on the Amendment Effective Date.
5.    Conditions Precedent. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement, properly executed by the Borrower and the Administrative Agent.
6.    Payment of Expenses. The Borrower agrees to pay in accordance with and subject to the limitations in Section 9.3 of the Credit Agreement all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery and administration of this Agreement, including, subject to the limitations set forth in Section 9.3 of the Credit Agreement, the reasonable fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder.
7.    Miscellaneous.
(a)The Loan Documents, and the obligations of the Borrower under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(b)The Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to impair or discharge its obligations under the Loan Documents.
(c)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include,
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without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(d)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
BORROWER:    BORGWARNER INC.

By:    /s/ Craig D. Aaron
Name: Craig D. Aaron
Title: Vice President and Treasurer

Signature Page
Amendment No. 2 to Credit Agreement (Dollar LIBOR Transition)

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Brian Lukehart
Name: Brian Lukehart
Title: Managing Director
Signature Page
Amendment No. 2 to Credit Agreement (Dollar LIBOR Transition)

Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Alternate Base Rate” means the Alternate Base Rate as defined in the Credit Agreement.
“Applicable Rate” means the Applicable Rate as defined in the Credit Agreement.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Alternate Base Rate.
“Borrowing” means a Borrowing as defined in the Credit Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“CME” means CME Group Benchmark Administration Limited as administrator of the forward-looking SOFR term rate (or any successor administrator satisfactory to the Administrative Agent).
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate for Dollars, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable good faith discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for Dollars (or, if the Administrative Agent determines reasonably and in good faith that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for Dollars exists, in such other manner of administration as the Administrative Agent determines reasonably and in good faith is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Dollar” and “$” mean lawful money of the United States.
“Eurocurrency Rate” means Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement.
“Eurocurrency Rate Loans” means a Loan denominated in Dollars that bears interest at a rate based on the Eurocurrency Rate.
“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement and, in the case of a Term SOFR Loan with an Interest Period of more than three months’
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duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in the case of each requested Interest Period, subject to availability), as selected by the Borrower in its Loan Notice; provided that:
    (a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
    (b)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
    (c)     no Interest Period shall extend beyond the Maturity Date.
“LC Disbursement” means an LC Disbursement as defined in the Credit Agreement.
“Loan” means a Loan as defined in the Credit Agreement.
“Loan Notice” means a Borrowing Request as defined in the Credit Agreement, and such term shall be deemed to include the Loan Notice attached hereto as Exhibit A.
“Notice of Loan Prepayment” means a Notice of Loan Prepayment as defined in the Credit Agreement.
“Required Lenders” means the Required Lenders as defined in the Credit Agreement.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10% (10.0 basis points) per annum for an Interest Period of one month, three-months or six months.
“Successor Rate” means the Successor Rate, LIBOR Successor Rate or any similar or analogous definition in the Credit Agreement.
“Swingline Loan” means Swingline Loan as defined in the Credit Agreement.
“Term SOFR” means:
    (a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period;
    (b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; and
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    (c)    for any interest calculation with respect to a Swingline Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day, plus the SOFR Adjustment;
provided that if Term SOFR determined in accordance with any of the foregoing provisions (a), (b) or (c) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR other than a Base Rate Loan with respect to which the Alternate Base Rate is determined at a rate based on Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable good faith discretion from time to time).
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
2.    Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the parties hereto agree as follows:
(a)    Impacted Currency. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate and (ii) any request for a new Eurocurrency Rate Loan denominated in Dollars, or to continue an existing Eurocurrency Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at Term SOFR; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan.
(b)     References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the Eurocurrency Rate with respect to Dollars and Eurocurrency Rate Loans denominated in Dollars in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, references to the Eurocurrency Rate in the definitions of Alternate Base Rate and Swingline Rate in the Credit Agreement shall be deemed to refer to Term SOFR.
(ii)     For purposes of any requirement for the Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.
(c)     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or
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with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities unrelated to the Credit Agreement or the Borrower that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services commonly used in the banking industry for such purposes in its reasonable good faith discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(d)    Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement:
(i)    Term SOFR Loans. Each Borrowing, each conversion of Loans (other than Swingline Loans) from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) (1) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans or (2) on the date of any proposed Borrowing of Base Rate Loans; provided that any such notice of a Borrowing of Base Rate Loans to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(c) of the Credit Agreement may be given not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(ii)    Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided that, with
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respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders promptly upon such amendment becoming effective.

(iii)    Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the Borrower shall use the Loan Notice attached hereto as Exhibit B.
(e)    Interest.
    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR plus the Applicable Rate.
    (ii)    Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.16 of the Credit Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(f)     Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.
(g)    Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate for Dollars shall be deemed to apply to Term SOFR Loans and Term SOFR, as applicable, and the related defined terms shall be deemed to include Dollars and Term SOFR, as applicable.
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Exhibit A

FORM OF LOAN NOTICE
(Term SOFR Loans and Base Rate Loans)
Date: ___________, _____1
To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of March 13, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BorgWarner Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):2

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Term SOFR Loans or Base Rate Loans	For Term SOFR Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
BORGWARNER INC.
By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

1 Note to Borrower. All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.
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